STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 05/29/1997
                                                           971176726 - 2756642





                            CERTIFICATE OF FORMATION

                                       OF

                     INTERACTIVE VOICE MEDIA MICHIGAN L.L.C.

      (Under Section 18-201 of the Delaware Limited Liability Company Act)



     1. The name of the limited liability company is: Interactive Voice Media Michigan L.L.C.

     2. The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Interactive Voice Media Michigan L.L.C. this 28th day of May, 1997.




                                            /s/ Candace Lynn Bell
                                            ------------------------------------
                                            Candace Lynn Bell, Authorized Person